UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2010

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas  77060
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

On December 21, 2009, Eagle Rock Energy Partners, L.P. (the “Partnership”) entered into a Purchase and Sale Agreement by and among the Partnership’s wholly-owned subsidiaries Eagle Rock Pipeline GP, LLC and EROC Production LLC and BSAP II GP L.L.C. (“Black Stone Minerals”), a subsidiary of Black Stone Minerals Company, L.P., pursuant to which the Partnership will sell all of its fee mineral and royalty interests business, as well as its equity investment in Ivory Working Interests, L.P. (the “Minerals Business”) to Black Stone Minerals for $174.5 million in cash, subject to customary purchase price adjustments (the “Minerals Business sale”).  Unaudited pro forma condensed consolidated financial information giving effect to the pending  Minerals Business sale is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b)(1) Pro Forma Financial Information

Unaudited pro forma condensed consolidated financial information, including a unaudited pro forma condensed consolidated balance sheet as of September 30, 2009 and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2009 and 2008 and the years ended December 31, 2008 and  2007, are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(d)  Exhibits

Exhibit No.	Description

99.1	Unaudited pro forma condensed consolidated financial information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: January 26, 2010	By:	/s/ Jeffrey P. Wood
Jeffrey P. Wood
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Unaudited pro forma condensed consolidated financial information